Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2026 Second QUARTER RESULTS

THE WOODLANDS, TX – September 9, 2025 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2026 second quarter ended July 31, 2025.

Revenues for the second quarter of fiscal 2026 were approximately $13.6 million compared to $7.9 million for the first quarter of fiscal 2026 and $10.0 million for the second quarter of fiscal 2025.

The Company reported an operating income of approximately $2.7 million for the second quarter of fiscal 2026 compared to an operating loss of $658,000 for the first quarter of fiscal 2026 and operating income of $1.4 million for the second quarter of fiscal 2025. Net income for the second quarter of fiscal 2026 amounted to $1.9 million compared to a net loss of $970,000 for the first quarter of fiscal 2026 and net income of $798,000 for the second quarter of fiscal 2025. Net income attributable to common stockholders was $1.9 million, or $0.24 per share for the second quarter of fiscal 2026 compared to a net loss attributable to common stockholders of $970,000, or a loss of $0.12 per share for the first quarter of fiscal 2026 and a net loss of $149,000, or a loss of $0.11 per share for the second quarter of fiscal 2025.  In computing net income (loss) per common share approximately 7,969,000 shares were outstanding for the first and second quarter of fiscal 2026 compared to approximately 1,406,000 shares during the 2025 fiscal second quarter.

Adjusted EBITDA for the second quarter of fiscal 2026 was approximately $3.1 million compared to negative  Adjusted EBITDA of $179,000 for the first quarter of fiscal 2026, and Adjusted EBITDA of $1.8 million for the second quarter of fiscal 2025. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP

The backlog of Marine Technology Products related to our Seamap segment was approximately $12.8 million as of July 31, 2025 compared to $21.1 million at April 30, 2025 and $26.2 million at July 31, 2024.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “MIND delivered strong results for the second quarter that were largely in line with our expectations. We resumed our cadence of positive Adjusted EBITDA and profitability after delivery delays in the first quarter briefly interrupted our momentum. We also generated improved Seamap revenues driven by systems sales and the growing contributions from our after-market activities. After-market activities accounted for about 68% of our revenues in the first six months of this fiscal year. Overall, I’m pleased with our ability to consistently and efficiently execute our backlog and deliver favorable results. Although our reported backlog, consisting of firm orders for which we have purchase orders or contracts in hand, declined as of the end of the quarter, our pipeline of prospects remains strong.  We believe the receipt of specific orders that will restore our backlog to a level comparable to that as of the end of the first quarter is imminent.

“Despite broad economic uncertainty, we are continuing to capitalize on pockets of demand, and MIND remains well positioned for long-term success. We are focused on enhancing and maximizing shareholder value and believe we have taken necessary steps to strategically position the Company to realize its full potential. We intend to evaluate all suitable opportunities with a goal of maintaining financial flexibility, preserving our balance sheet, adding scale, expanding our offerings and growing existing product lines.

“Looking forward, given our current visibility, we remain bullish on the balance of this fiscal year. Customer interest and engagement related to our Seamap product lines remains steady. However, the prevalent uncertainty within the market has slowed customer decision making for next year. Despite this, the current strength of our existing backlog and pipeline of orders give us optimism for favorable financial performance in the coming quarters. We expect customers to solidify their plans for next year in the coming months, and I look forward to sharing updates as our longer-term pipeline takes shape.

“We continue to have a differentiated and market leading suite of products, a clean capital structure and strong balance sheet. I am excited for the opportunities that lay ahead. We are intent on building a more resilient business and maintaining our competitive advantage, which we will achieve through technological innovation, strategic growth initiatives and controlling what we can control operationally,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Wednesday, September 10, 2025 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2026 second quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through September 17, 2025, and may be accessed by calling (201) 612-7415 and using passcode 13755549#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended July 31, 2025 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	July 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,832	$5,336
Accounts receivable, net of allowance for credit losses of $332 at each of July 31, 2025 and January 31, 2025	10,926	11,817
Inventories, net	11,817	13,745
Prepaid expenses and other current assets	1,153	1,217
Total current assets	31,728	32,115
Property and equipment, net	1,158	890
Operating lease right-of-use assets	841	1,320
Intangible assets, net	2,017	2,308
Deferred tax asset	87	87
Total assets	$35,831	$36,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,179	$2,558
Deferred revenue	359	189
Customer deposits	973	1,603
Accrued expenses and other current liabilities	1,244	1,245
Income taxes payable	2,391	2,473
Operating lease liabilities - current	475	577
Total current liabilities	6,621	8,645
Operating lease liabilities - non-current	366	743
Total liabilities	6,987	9,388
Stockholders’ equity:
Common stock, $0.01 par value; 40,000 shares authorized; 7,969 shares issued and outstanding at July 31, 2025 and January 31, 2025	80	80
Additional paid-in capital	136,219	135,666
Accumulated deficit	(107,489)	(108,448)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	28,844	27,332
Total liabilities and stockholders’ equity	$35,831	$36,720

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2025	2024	2025	2024
Revenues:
Sales of marine technology products	$13,561	$10,036	21,463	19,714
Cost of sales:
Sales of marine technology products	6,732	5,258	11,303	10,718
Gross profit	6,829	4,778	10,160	8,996
Operating expenses:
Selling, general and administrative	3,637	2,784	7,021	5,543
Research and development	311	328	691	790
Depreciation and amortization	217	236	442	503
Total operating expenses	4,165	3,348	8,154	6,836
Operating income	2,664	1,430	2,006	2,160
Other income (expense):
Other, net	(65)	40	(83)	509
Total other income (expense)	(65)	40	(83)	509
Income before income taxes	2,599	1,470	1,923	2,669
Provision for income taxes	(670)	(672)	(964)	(917)
Net income	$1,929	$798	$959	$1,752
Preferred stock dividends - undeclared	—	(947)	—	(1,894)
Net income (loss) attributable to common stockholders	$1,929	$(149)	$959	$(142)
Net income (loss) per common share - Basic and diluted	$0.24	$(0.11)	$0.12	$(0.10)
Shares used in computing net income (loss) per common share:
Basic and diluted	7,969	1,406	7,969	1,406

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net income	$959	$1,752
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	442	503
Stock-based compensation	553	95
Provision for inventory obsolescence	30	45
Gross profit from sale of other equipment	—	(457)
Changes in:
Accounts receivable	979	(3,032)
Unbilled revenue	(90)	75
Inventories	1,896	(5,742)
Prepaid expenses and other current and long-term assets	66	1,042
Income taxes receivable and payable	(81)	54
Accounts payable, accrued expenses and other current liabilities	(23)	2,465
Deferred revenue and customer deposits	(1,822)	(495)
Net cash provided by (used in) operating activities	2,909	(3,695)
Cash flows from investing activities:
Purchases of property and equipment	(419)	(146)
Sale of other equipment	—	457
Net cash (used in) provided by investing activities	(419)	311
Cash flows from financing activities:
Net cash provided by financing activities	—	—
Effect of changes in foreign exchange rates on cash and cash equivalents	6	(1)
Net change in cash and cash equivalents	2,496	(3,385)
Cash and cash equivalents, beginning of period	5,336	5,289
Cash and cash equivalents, end of period	$7,832	$1,904

MIND TECHNOLOGY, INC.

Reconciliation of Net Income and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of Net income to EBITDA and Adjusted EBITDA	(in thousands)
Net income	$1,929	$798	$959	$1,752
Depreciation and amortization	217	236	442	503
Provision for income taxes	670	672	964	917
EBITDA (1)	2,816	1,706	2,365	3,172
Stock-based compensation	281	46	553	95
Adjusted EBITDA (1)	$3,097	$1,752	$2,918	$3,267
Reconciliation of Net Cash (Used in) Provided by Operating Activities to EBITDA
Net cash (used in) provided by operating activities	$(1,159)	$1,058	$2,909	$(3,695)
Stock-based compensation	(281)	(46)	(553)	(95)
Provision for inventory obsolescence	(15)	(22)	(30)	(45)
Changes in accounts receivable	3,096	111	(889)	2,957
Taxes paid, net of refunds	969	508	1,049	938
Gross profit from sale of other equipment	—	—	—	457
Changes in inventory	(1,614)	2,930	(1,896)	5,742
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	1,988	(1,813)	1,845	(1,970)
Changes in prepaid expenses and other current and long-term assets	(158)	(942)	(66)	(1,042)
Other	(10)	(78)	(4)	(75)
EBITDA (1)	$2,816	$1,706	$2,365	$3,172

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.